UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/03/2007

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32253

Delaware	23-3058564
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)

(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On December 3, 2007, while it was permissible under the applicable securities laws for directors and officers of EnerSys (the "Company") to purchase and sell securities of the Company, John D. Craig, Chairman, President and Chief Executive Officer of the Company, terminated his previously established Rule 10b5-1 trading plan pursuant to which he agreed to exercise options for the Company's common stock at predetermined minimum prices between September 22, 2007 and August 22, 2008.

On February 22, 2008, while it was permissible under the applicable securities laws for directors and officers of the Company to purchase and sell securities of the Company, the following officers of the Company entered into a Rule 10b5-1 trading plan (each, a "Plan" and, collectively, the "Plans"), pursuant to which each officer agreed to exercise certain options for the Company's common stock if the Company's common stock trades at specified minimum prices, and subject to other terms and conditions. The name and title of each such executive officer, together with the type of security and the period that such officer's Plan is in effect is set forth below:

John D. Craig, Chairman, President and CEO                                        Options         03/23/2008 to 03/23/2009

Michael T. Philion, Executive Vice President, Finance and CFO          Options         03/23/2008 to 08/22/2008.

The securities covered in Mr. Philion's prior 10b5-1 plan were sold in their entirety, in accordance with the terms of the plan, prior to February 22, 2008.

Each Plan complies with the Company's insider trading policy and is intended to comply with Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended. Each Plan also meets the restrictions on sales set forth in the 2004 Securityholder Agreement, which was filed as Exhibit 4.2 to Amendment No. 4 to EnerSys' Registration Statement on Form S-1 (File No. 333-115553) on July 26, 2004. Transactions under the Plans will be disclosed publicly through Form 144 and/or Form 4 filings with the Securities and Exchange Commission.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: February 28, 2008	By:	/s/ Richard W. Zuidema
Richard W. Zuidema
Executive Vice President, Administration